                                                                     EXHIBIT 4.1


COMMON STOCK                                                        COMMON STOCK



                                     [LOGO]


INCORPORATED UNDER THE LAWS   BASIC ENERGY SERVICES, INC.    CUSIP 069854 10 7
 OF THE STATE OF DELAWARE                                 SEE LEGENDS ON REVERSE


         This Certifies that





is the owner of

                  FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF BASIC ENERGY SERVICES, INC., incorporated under the laws of the State of Delaware (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly executed. This certificate and shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation (copies of which are on file with the Transfer Agent). This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrant.
         Witness the signatures of its duly authorized officers.
      Dated:




    -------------------------------------              -------------------------
                      Kenneth V. Huseman,                        Bill E. Coggin,
    President and Chief Executive Officer                     Secretary



Countersigned and Requested:
         American Stock Transfer & Trust Company
                                           Transfer Agent
                                           and Registrar
By


                                      Authorized Signature

                           BASIC ENERGY SERVICES, INC.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM  - AS TENANTS IN COMMON               GIFT MIN ACT - ___________Custodian _________________
    TEN ENT  - AS TENANTS BY THE ENTIRETIES                         (Cust)                 (Minor)
    JT TEN   - AS JOINT TENANTS WITH RIGHT OF              Under the ________ Transfers to Minor Act
               SURVIVORSHIP AND NOT AS                                (state)
               TENANTS IN COMMON

     Additional abbreviations may also be used though not in the above list.



    For value received, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

=======================================

=======================================

                                          ______________________________________

________________________________________________________________________________
   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________
common shares represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________________________
Attorney to transfer the sold stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated
     ________________


                                            X
                                             -----------------------------------


NOTICE: THE SIGNATURE(S) TO THIS
ASSIGNMENT MUST CORRESPOND WITH THE
NAME(S) AS WRITTEN UPON THE FACE OF
THE CERTIFICATE IN EVERY PARTICULAR
WITHOUT ALTERATION OR ENLARGEMENT OR
ANY CHANGE WHATEVER.


                                            X
                                             -----------------------------------



         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Basic Energy Services, Inc. and American Stock Transfer & Trust Company (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Basic Energy Services, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed or be evidenced by separate certificates and no longer be evidenced by this certificate. Basis Energy Services, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who becomes an Acquiring person or an Affiliate or Associate thereof (as such terns are defined in the Rights Agreement), and certain transferees thereof, will become null and void and will no longer be transferable.


THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15


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SIGNATURE(S) GUARANTEED BY: